                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                        EXCHANGE ACT OF 1934, AS AMENDED.


Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]      Preliminary proxy statement

[X]      Definitive proxy statement

[ ]      Definitive additional materials

[ ]      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                             Globecomm Systems Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):


[X]      No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


              (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

              (2)  Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------

              (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------

              (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

              (5)  Total fee paid:

[ ]      Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)      Amount Previously Paid:

--------------------------------------------------------------------------------

       (2)      Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

       (3)      Filing Party:

--------------------------------------------------------------------------------

       (4)      Date Filed:

--------------------------------------------------------------------------------

                            GLOBECOMM SYSTEMS INC.

                                45 OSER AVENUE
                           HAUPPAUGE, NEW YORK 11788

                             ---------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 18, 2003

                             ---------------------

     The Annual Meeting of Stockholders of Globecomm Systems Inc. (the "Company") will be held at the principal executive offices of the Company, 45 Oser Avenue, Hauppauge, New York 11788 on November 18, 2003, at 10:00 a.m. (eastern standard time) (the "Annual Meeting") for the following purposes:

     (1) To elect eight directors to serve until the next annual meeting or until their respective successors shall have been elected and qualified;

     (2) To ratify the appointment of Ernst & Young LLP, as independent auditors of the Company for the fiscal year ending June 30, 2004; and

     (3) To transact such other business as may properly come before the Annual Meeting.

     Only stockholders of record at the close of business on October 6, 2003 will be entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting during regular business hours at the principal executive offices of the Company at the address above.

     Whether or not you expect to attend the Annual Meeting, your proxy vote is important to the Company. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada, or vote by telephone or over the Internet as described on the enclosed proxy card.



                                        By Order of the Board of Directors
                                        /s/ Paul J. Johnson
                                        Paul J. Johnson
                                        Secretary

October 14, 2003





                  IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD
                       BE COMPLETED AND RETURNED PROMPTLY

                            GLOBECOMM SYSTEMS INC.


                                PROXY STATEMENT

                               OCTOBER 14, 2003


     This Proxy Statement is furnished to stockholders of record of Globecomm Systems Inc. (the "Company") as of October 6, 2003 in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or "Board") for use at the Annual Meeting of Stockholders to be held at the principal executive offices of the Company at 45 Oser Avenue, Hauppauge, New York 11788 on November 18, 2003, at 10:00 a.m. (eastern standard time) (the "Annual Meeting").

     Shares cannot be voted at the Annual Meeting unless the owner is present in person or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the Annual Meeting will be voted at the meeting or any adjournment thereof in accordance with instructions thereon, or if no instructions are given, will be voted (i) "FOR" the election of the named nominees and (ii) "FOR" the ratification of Ernst & Young LLP, as independent auditors of the Company for the fiscal year ending June 30, 2004, and will be voted in accordance with the best judgment of the persons appointed as proxies with respect to other matters which properly come before the Annual Meeting. Any person giving a proxy may revoke it by written notice to the Company at any time prior to exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a stockholder who attends the Annual Meeting may withdraw his or her proxy by voting in person. The holders of the stock issued and outstanding and entitled to vote, present in person or by proxy, will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Annual Meeting, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

     The Annual Report of the Company (which does not form a part of the proxy solicitation material), with the financial statements of the Company for the fiscal year ended June 30, 2003, is being distributed concurrently herewith to stockholders.

     The mailing address of the principal executive offices of the Company is 45 Oser Avenue, Hauppauge, New York 11788. This Proxy Statement and the accompanying form of proxy are being mailed to the stockholders of the Company on or about October 14, 2003.

                               VOTING SECURITIES

     The Company has only one class of voting securities outstanding, its Common Stock. At the Annual Meeting, each stockholder of record at the close of business on October 6, 2003 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting. On October 6, 2003, 12,576,263 shares of Common Stock were outstanding. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting during regular business hours at the principal executive offices of the Company at the address specified above.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

     Unless otherwise directed, the persons appointed in the accompanying form of proxy intend to vote at the Annual Meeting for the election of the eight nominees named below as directors of the Company to serve until the next annual meeting of stockholders or until their successors have been elected and qualified. If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees. The Board of Directors currently has eight members, all of whom, except Daniel S. Van Riper, are nominees for re-election. The Board of Directors will remain at eight members, with Mr. Harry L. Hutcherson, Jr. as nominee for the position to be vacated by Mr. Van Riper. The Board of Directors does not currently anticipate that any nominee will be unable to serve as a director.

STOCKHOLDER APPROVAL

     The affirmative vote of a plurality of the shares of the Company's outstanding Common Stock voted by stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect the directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THESE NOMINEES.

INFORMATION REGARDING NOMINEES FOR ELECTION AS DIRECTORS

     The following information with respect to the principal occupation or employment, other affiliations and business experience of each of the eight nominees has been furnished to the Company by such nominee. Except as indicated, each of the nominees has had the same principal occupation for the last five years.

     Richard E. Caruso, 57, has been a director of the Company since February 2000. Since January 2001, Mr. Caruso has been Senior Partner at TechLeaders Consulting, LLC, an information technology staffing and consulting company. From 1999 to 2001, Mr. Caruso served as President of Hosting Solutions and Storage Networking at Nortel Networks Corporation, a global supplier of networking solutions and services that support the Internet. From 1994 to 1999, Mr. Caruso served as Vice President and General Manager of solutions for IBM Global Telecom and Media Industries. From 1983 to 1994, Mr. Caruso held various positions with Bellcore, including Corporate Vice President of industry markets. Mr. Caruso holds a B.S. in Engineering from Rutgers University and an M.S. in Engineering from the New Jersey Institute of Technology.

     David E. Hershberg, 66, founded the Company in 1994 and has served as Chief Executive Officer and Chairman of the Board of Directors since its inception, and is Chairman of the Board of Directors of NetSat Express, Inc., or NetSat. From 1976 to 1994, Mr. Hershberg was the President of Satellite Transmission Systems, Inc., or STS, a provider of satellite ground segment systems and networks, which he founded and which became a subsidiary of California Microwave, Inc., or CMI, and is currently a subsidiary of L3 Communications Corporation. From 1990 to 1994, Mr. Hershberg also served as Group President of the Satellite Communications Group of CMI, where he also had responsibility for EFData, Inc., a manufacturer of satellite communications modems and for Viasat Technology Corp., a manufacturer of communications systems which specialized in portable and mobile satellite communications equipment. Mr. Hershberg is a director of Primus Telecommunications Group, Inc., a telecommunications company providing long distance services. Mr. Hershberg holds a B.S.E.E. from Rensselaer Polytechnic Institute, an M.S.E.E. from Columbia University and an M.S. in Management Science from Stevens Institute of Technology.

     Harry L. Hutcherson, Jr., 61, is a new nominee for election to the Board. Mr. Hutcherson, since 1992, has been affiliated with Peterson Consulting, a unit of Navigant Consulting, Inc., as an independent contract consultant providing financial and business analysis on various large litigation support projects. From 1977 through 1992, Mr. Hutcherson was an audit partner of Arthur Andersen LLP. Mr. Hutcherson is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants, the Greater Washington Society of Certified Public Accountants and the Virginia State Society of Certified Public Accountants. Mr. Hutcherson holds a B.S. in Accounting from the University of Richmond.

     Brian T. Maloney, 49, has been a director of the Company since April 2002. Since March 2002, Mr. Maloney has served as Chief Operating Officer for Perot Systems Corporation. From June 1978 to February 2002, Mr. Maloney held various positions with AT&T, most recently as Senior Vice President of AT&T, and President and CEO of AT&T Solutions. Mr. Maloney received a B.S. in English from Hunter College and an M.A. in English from Columbia University.

     Kenneth A. Miller, 58, has served as President and a director since joining the Company in October 1994, and is Chief Executive Officer, President and a director of NetSat. From 1978 to 1994, he held various positions with STS, and succeeded Mr. Hershberg as President of STS in 1994. Prior to his employment at STS, Mr. Miller was Manager of Satellite Systems at Comtech Telecommunications Corp., and a Satellite Communications Staff Officer with the United States Army. Mr. Miller holds a B.S.E.E. from the University of Michigan and an M.B.A. from Hofstra University.

     A. Robert Towbin, 68, has been a director of the Company since November 1997. Mr. Towbin has been the Managing Director of Stephens Inc. and Managing Executive of its subsidiary, Stephens Financial Group, since December 2001. From January 2000 to November 2001, he was Co-Chairman of C.E. Unterberg, Towbin and from September 1995 to December 1999 was Senior Managing Director of C.E. Unterberg, Towbin. From January 1994 to August 1995, Mr. Towbin was President and Chief Executive Officer of the Russian-American Enterprise Fund, a U.S. government-owned investment fund, and later, Vice Chairman of its successor fund, the U.S. Russia Investment Fund. He was a Managing Director of Lehman Brothers and co-head of high technology investment banking from January 1987 until January 1994. Prior to joining Lehman Brothers, Mr. Towbin was Vice Chairman and a Director of L.F. Rothschild, Unterberg, Towbin Holdings Inc. and its predecessor companies from 1959 to 1987. He serves on the Boards of the following public companies: Gerber Scientific, Inc., Globalstar Telecommunications Ltd. and K&F Industries Inc. Mr. Towbin holds a B.A. from Dartmouth College.

     C. J. Waylan, 62, has been a director of the Company since January 1997. Dr. Waylan acts as an advisor to telecommunication and satellite companies. Since 1997 he has been President and Chief Executive Officer of CCI International, NV, a start-up mobile satellite communications company. From 1996 to 1997, he served as Executive Vice President of NextWave Telecom, Inc., a start-up provider of wireless communications. Prior to retiring in 1996, Dr. Waylan was an executive with GTE Corporation, where he served as Executive Vice President for GTE Mobilnet and President of GTE Spacenet Corporation. He is also a director of Radyne ComStream, Inc. and fSONA Communications, Inc.
Dr. Waylan holds a B. S. from the University of Kansas and an M.S.E.E. and a Ph. D. from the Naval Postgraduate School.

     Stephen C. Yablonski, 56, has served as Vice President and a director since joining the Company in June 1995. In January 2003, he was promoted to the position of Senior Vice President Sales, Marketing & Product Development. From November 1999 to December 2002 he held the position of General Manager. From 1988 to 1995, he was employed by STS, most recently as Vice President of the Commercial Systems and Networks Division. Prior to his employment at STS, he was Vice President of Engineering at Argo Communications, a telecommunications services provider. Mr. Yablonski holds a B.S.E.E. from Brown University and an M.S.E.E. from the University of Pennsylvania.


COMMITTEES OF THE BOARD

     The Audit Committee of the Board of Directors currently consists of Mr. Caruso, Mr. Maloney, Mr. Van Riper (Chairperson) and Dr. Waylan, and reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the Company's independent auditors and the accounting practices of the Company. If Mr. Hutcherson is elected to the Board of Directors at the Annual Meeting, Mr. Hutcherson will replace Mr. Van Riper as chairperson of the Audit Committee. The Board of Directors has determined that Mr. Hutcherson is qualified as an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K. Mr. Hutcherson and each of the other members of the Audit Committee is an "independent director" as defined in Rule 4200(a)(15) of the Marketplace Rules of the National Association of Securities Dealers, Inc. The Company's Board of Directors adopted a written charter for the Audit Committee on May 25, 2000, which subsequently was amended on August 28, 2003, a copy of which is attached hereto as Appendix A.

     The Compensation Committee of the Board of Directors consists of Mr. Caruso (Chairperson), Mr. Maloney and Dr. Waylan, and determines the salaries and incentive compensation of the officers of the Company and provides recommendations for the salaries and incentive compensation of the other employees and the consultants of the Company. The Compensation Committee also administers various incentive compensation, stock and benefit plans, including awards to directors.

     The Nominating Committee of the Board of Directors consists of Mr. Caruso, Mr. Maloney (Chairperson), Mr. Towbin and Dr. Waylan, and reviews potential candidates for service on the Board of Directors, recommends compensation packages for service on the Board, recommends Board size and composition and reports back to the entire Board of Directors. The Nominating Committee considers nominees proposed by stockholders. To recommend a prospective nominee for the Nominating Committee's consideration, stockholders should submit the candidate's name and qualifications to the Company's Secretary in writing to the following address: Globecomm Systems Inc., Attn: Secretary, 45 Oser Avenue, Hauppauge, New York 11788.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee consists of Mr. Caruso (Chairperson), Mr. Maloney and Dr. Waylan. None of these individuals has ever been an officer or employee of the Company.


ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

     During fiscal 2003, the Board of Directors held four regular meetings and four telephonic meetings. There were five meetings of the Audit Committee and one meeting of the Compensation Committee of the Board of Directors during fiscal 2003. The Nominating Committee did not hold any meetings during fiscal 2003; however, the nominating committee subsequently held a meeting to discuss the nomination of Mr. Hutcherson for a position on the Board. All directors attended 75% or more of the (i) meetings of the Board of Directors and (ii) meetings of the Committees of the Board on which they served.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the requirements of Section 16 of the Securities Exchange Act of 1934, as amended, the Company's directors, executive officers, and any persons holding more than ten percent of the Company's

Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission, or Commission, and the Nasdaq National Market Surveillance Department. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during the fiscal year ended June 30, 2003. The Company believes that during the fiscal year ended June 30, 2003, all filing requirements under
Section 16(a) applicable to its officers, directors and greater than ten percent beneficial owners were complied with on a timely basis.


COMPENSATION OF DIRECTORS

     Mr. Caruso, Mr. Maloney and Dr. Waylan each receive an annual fee of $12,000, plus $1,000 per Board meeting attended, as well as $1,200 annually per committee. Mr. Van Riper received an annual fee of $12,000, plus $1,000 per Board meeting attended, as well as $6,200 annually for service as Chairperson of the Audit Committee. In addition, Mr. Caruso, Mr. Maloney and Dr. Waylan each received a fee of $15,000 for serving as members of a special committee during the fiscal year ended June 30, 2003. Other directors do not receive any cash compensation for their service as members of the Board of Directors, although they are reimbursed for certain expenses incurred in connection with attendance at Board meetings.

     Stock Option Grant. Under the Automatic Option Grant component of the Company's 1997 Stock Incentive Plan, or the 1997 Plan, each individual who becomes a non-employee Board member on or after August 7, 1997 will receive an option grant for 15,000 shares of Common Stock on the date such individual joins the Board; provided such individual has not been in the prior employ of the Company and provided he is not serving as a member of the Board pursuant to contractual rights granted to certain groups of stockholders in connection with their purchase of stock in the Company. Under the Discretionary Option Grant component of the 1997 Plan, non-employee Board members can be granted options to purchase shares of Common Stock at the discretion of the Plan Administrator, which is currently the Compensation Committee.


                 EXECUTIVE COMPENSATION AND OTHER INFORMATION


EXECUTIVE OFFICERS

     The executive officers of the Company as of October 10, 2003 were the following:

NAME                               AGE                                POSITION
-------------------------------   -----   ---------------------------------------------------------------
David E. Hershberg ............   66      Chief Executive Officer and Chairman of the Board of Directors
                                          of the Company, and Chairman of the Board of Directors of
                                          NetSat
Kenneth A. Miller .............   58      President and Director of the Company and Chief Executive
                                          Officer, President and Director of NetSat
Stephen C. Yablonski ..........   56      Senior Vice President Sales, Marketing and Product Development
                                          and Director
Paul J. Johnson ...............   48      Vice President Contracts and Corporate Secretary
Andrew C. Melfi ...............   50      Vice President, Chief Financial Officer and Treasurer
Paul Eterno ...................   48      Vice President Human Resources

INFORMATION CONCERNING EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS OR ARE NOT NOMINEES FOR ELECTION AS DIRECTORS

     Paul J. Johnson, 48, has served as Vice President of Contracts since joining the Company in October 1996. From 1991 to 1996, he was Director of Contracts for STS. Mr. Johnson holds a B.B.A. from St. Bonaventure University.

     Andrew C. Melfi, 50, has served as Vice President and Treasurer since September 1997 and as Chief Financial Officer since joining the Company in January 1996. From 1982 to 1995, he was the Controller of STS. Mr. Melfi holds an M.B.A. and a B.B.A. in Accounting from Dowling College.

     Paul Eterno, 48, has served as Vice President of Human Resources of the Company since November 1999 and he served as Senior Director of Human Resources from January 1998 to November 1999. From October 1997 to January 1998, Mr. Eterno served as a consultant to the Company. From July 1995 to October 1997, he served as Senior Vice President of Human Resources for US Computer Group, a turnkey provider of computer service maintenance and products. Prior to that, he served most recently as Senior Director of Human Resources at STS, where he was employed from April 1983 through June 1995. Mr. Eterno holds a B.S. in Management from the New York Institute of Technology and an M.B.A. in Executive Management from St. John's University.

                          SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the compensation paid by the Company for services rendered during the fiscal years ended June 30, 2003, 2002 and 2001 to: (i) the Company's Chief Executive Officer and (ii) the five other most highly paid executive officers of the Company, each of whose compensation during fiscal 2003 was at least $100,000 (together with the Chief Executive Officer, the "Named Executive Officers"). None of the Named Executive Officers who were named in the Company's Proxy Statement for the fiscal year ended June 30, 2003 were dismissed, however, the Company entered into a separation agreement with Mr. Patrick Flemming in January 2003.



                                                                                                      LONG-TERM
                                                                   ANNUAL COMPENSATION               COMPENSATION
                                                      --------------------------------------------- -------------
                                                                                        OTHER         SECURITIES
                                                                                        ANNUAL        UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                     YEAR      SALARY(1)       BONUS      COMPENSATION      OPTIONS     COMPENSATION(2)
---------------------------------------------- ------ ---------------- ---------- ----------------- ------------- ----------------
David E. Hershberg,
Chairman and Chief Executive Officer ......... 2003     $   308,462    $60,000            --           40,000          $16,000
                                               2002         300,000       --              --           30,000            4,700
                                               2001         272,827       --              --           72,766            6,800
Kenneth A. Miller,
President .................................... 2003         230,193     50,000            --           30,000           15,060
                                               2002         216,400       --              --           40,000            2,252
                                               2001         211,208       --              --           29,468            7,220
Stephen C. Yablonski,
Senior Vice President Sales, Marketing
and Product Development ...................... 2003         175,000     40,000            --           20,000            3,400
                                               2002         164,000       --              --           32,000            6,775
                                               2001         160,539       --              --           10,000            6,624
Paul J. Johnson,
Vice President Contracts and Corporate
Secretary .................................... 2003         129,481     70,000            --           15,000            2,765
                                               2002         124,700       --              --           32,000            2,559
                                               2001         119,854       --              --           25,000            4,984
Andrew C. Melfi,
Vice President, Chief Financial Officer
and Treasurer ................................ 2003         155,962     20,000            --           20,000            7,250
                                               2002         142,000       --              --           42,000            5,867
                                               2001         137,846       --              --           47,128            5,706
Patrick Flemming,
Corporate Vice President Sales and
Marketing .................................... 2003         137,500(3)    --          $250,000(3)        --               --
                                               2002         174,520       --              --           75,000             --

----------

(1) Other compensation in the form of perquisites and other personal benefits has been omitted (except in the case of Mr. Flemming) as the aggregate amount of such perquisites and other personal benefits constituted the lesser of $50,000 or 10% of the total annual salary and bonus of the Named Executive Officer for such year.

(2)  Includes annual Company contributions to the Company 401(k) plan.

(3) In January 2003, the Company entered into a separation agreement and general release whereby the employment relationship was terminated. In accordance with the terms of this agreement, the Company agreed to pay severance of $450,000, consisting of a lump sum payment of $250,000 and an additional $200,000 in total to be paid monthly over thirty-six months beginning in July 2003, based on certain conditions defined in the agreement.


                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding option grants made pursuant to the 1997 Plan during fiscal 2003 to each of the Named Executive Officers. The Company has never granted any stock appreciation rights.



                                                                                         POTENTIAL REALIZABLE
                                                                                                VALUE
                                                                                        AT ASSUMED ANNUAL RATES
                                                                                            OF STOCK PRICE
                                 NUMBER OF                                                 APPRECIATION FOR
                                SECURITIES       PERCENTAGE OF                             OPTION TERM (4)
                            UNDERLYING OPTIONS   TOTAL OPTIONS    EXERCISE   EXPIRATION ----------------------
           NAME                 GRANTED (1)       GRANTED (2)    PRICE (3)      DATE        5%         10%
-------------------------- -------------------- --------------- ----------- ----------- ---------- -----------
David E. Hershberg .......       40,000               8.91%      $  3.6900  01/30/13    $92,825    $235,236
Kenneth A. Miller ........       30,000               6.68          3.6900  01/30/13     69,619     176,427
Stephen C. Yablonski .....       20,000               4.46          3.6900  01/30/13     46,412     117,618
Paul J. Johnson ..........       15,000               3.34          3.6900  01/30/13     34,809      88,214
Andrew C. Melfi ..........       20,000               4.46          3.6900  01/30/13     46,412     117,618
Patrick Flemming (5) .....         --                  --             --      --           --          --

----------

(1) Each option grant becomes exercisable in four equal annual installments commencing one year after the date of the option grant.

(2) Based on an aggregate of 448,800 options granted to employees in fiscal 2003, including options granted to the Named Executive Officers.

(3) The exercise price may be paid in one or more of the following forms: (i) cash or check made payable to the Company, (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at fair market value on the date of exercise or (iii) through a special sale and remittance procedure through a broker.

(4) Amounts represent hypothetical gains that could be achieved for the respective options at the end of the ten-year option term. The assumed 5% and 10% rates of stock appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate of the future market price of the Common Stock.

(5)  Employment terminated in January 2003 pursuant to a separation agreement.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth, for each of the Named Executive Officers, certain information concerning option exercises and the value of unexercised options at the end of fiscal 2003.

                                                                  NUMBER OF UNEXERCISED          NET VALUES OF UNEXERCISED
                                     SHARES                     SHARES UNDERLYING OPTIONS         IN-THE-MONEY OPTIONS (1)
                                  ACQUIRED ON      VALUE     -------------------------------   ------------------------------
NAME                                EXERCISE      REALIZED    EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
------------------------------   -------------   ---------   -------------   ---------------   -------------   --------------
David E. Hershberg ...........        --            --           50,266          92,500             --               --
Kenneth A. Miller ............        --            --          134,593          74,875             --               --
Stephen C. Yablonski .........        --            --          140,140          52,625             --               --
Paul J. Johnson ..............        --            --           61,500          54,625             --               --
Andrew C. Melfi ..............        --            --           99,228          77,000             --               --
Patrick Flemming (2) .........        --            --             --              --               --               --

----------

(1) Value is defined as the fair market price of the Company's Common Stock at June 30, 2003 less the exercise price. On June 30, 2003, the closing selling price of a share of the Company's Common Stock was $3.25.

(2)  Employment terminated in January 2003 pursuant to a separation agreement.


EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

     In October 2001, the Company entered into employment agreements (the "Executive Agreements") with each of Messrs. Hershberg, Miller, Yablonski, Johnson and Melfi (each, an "Executive"). The Executive Agreements continue from year to year, unless terminated earlier by either party by written notice of termination given to the other party. Each Executive Agreement entitles the Executive to all employee benefits generally made available to executive officers.

     Under the Executive Agreements between the Company and each of Messrs. Hershberg, Miller, Yablonski, Johnson and Melfi the Company is currently required to compensate Messrs. Hershberg, Miller, Yablonski, Johnson and Melfi, as annual base salary, $320,000, $249,000, $190,000, $136,000 and $175,000, respectively (which amounts are reviewed annually by the Board of Directors and subject to increase at the Board's discretion). Such Executives may also receive discretionary bonuses. Messrs. Hershberg, Miller, Yablonski, Johnson and Melfi are required to devote their full-time efforts to the Company as Chairman of the Board and Chief Executive Officer, President, Senior Vice President Sales, Marketing and Product Development, Vice President of Contracts and Vice President and Chief Financial Officer, respectively. If the Company terminates any of the Executive Agreements, other than for disability or cause, or if any Executive terminates his employment with the Company for Good Reason (as defined in each Executive Agreement), the Company will have the following obligations:
(i) the Company shall continue to pay the Executive his then applicable annual base salary for a two-year period commencing upon the effective date of the termination (the "Severance Period"); provided, however, that the Severance Period for Messrs. Hershberg and Miller shall be a three-year period commencing on the effective date of the termination; (ii) the Company shall pay for continued health benefits during the Severance Period; and (iii) the Company shall pay the cash value of certain other benefits during the Severance Period.

     If the Executive does not provide the Company notice of resignation and remains employed by the Company through the one-year anniversary of a Change in Control, as defined in the 1997 Plan, the

Executive shall be paid a one-time bonus payment equal to 300%, in the cases of Messrs. Hershberg and Miller, and 200%, in the cases of Messrs. Yablonski, Johnson and Melfi, of his then applicable annual base salary (the "Retention Bonus"); provided that the Executive must execute and deliver to the Company a general release as a condition of receiving the Retention Bonus. If an Executive gives notice of his resignation for Good Reason within one year after a Change in Control, and the Company requests that the Executive continue his employment until a date no later than the first anniversary of the Change in Control, then the Executive shall receive the severance payments and benefits described above only if he continues his employment until that date.

     In January 2003, the Company entered into a separation agreement and general release whereby the employment relationship with Mr. Flemming was terminated. In accordance with the terms of this agreement, the Company agreed to pay Mr. Flemming severance of $450,000, consisting of a lump sum payment of $250,000 and an additional $200,000 in total to be paid monthly over thirty-six months beginning in July 2003, based on certain conditions defined in the agreement.

     The 1997 Plan provides for the accelerated vesting of the shares of Common Stock subject to outstanding options held by any executive officer or the shares of Common Stock subject to direct issuances held by any such individual, in connection with certain changes in control of the Company or the subsequent termination of the executive officer's employment following the change in control.

                         COMPENSATION COMMITTEE REPORT


     The information contained in this report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of
Section 18 of the Securities and Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

     The Compensation Committee of the Board of Directors is responsible for establishing the base salary and incentive cash bonus programs for the Company's executive officers and administering certain other compensation programs for such individuals, subject in each instance to review by the full Board of Directors. The Compensation Committee also is responsible for the administration of the 1997 Plan under which grants may be made to executive officers and directors. The Board of Directors has reviewed the report of the Compensation Committee, and is in accord with, the compensation paid to executive officers in fiscal 2003.

     GENERAL COMPENSATION POLICY. The fundamental policy of the Compensation Committee is to provide the Company's executive officers with competitive compensation opportunities based upon their contribution to the development and financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a portion of each executive officer's compensation contingent upon the Company's performance as well as upon his own level of performance. Accordingly, the compensation package for each executive officer is comprised of two elements: (i) base salary and bonus which reflects individual performance and is designed primarily to be competitive with salary levels in the industry and (ii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

     FACTORS. The principal factors that the Compensation Committee considered in ratifying the components of each executive officer's compensation package for fiscal 2003 are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors in setting executive compensation for future years.

     o BASE SALARY. The base salary for each executive officer is determined on the basis of the following factors: experience; personal performance; the salary levels in effect for comparable positions within and outside the industry; and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate.

     o BONUS. The Committee may authorize cash bonuses if such bonuses are deemed to be in the best interest of the Company. In fiscal 2003, the Committee evaluated the performance of the Company's officers and approved bonuses based on progress made in fiscal 2002 and 2003 in restructuring and downsizing the Company to position it for future financial performance improvement as well as to reward individual accomplishments. The circumstances for such awards may vary but may include bonus payments pursuant to the terms of negotiated employment arrangements.

     o LONG-TERM INCENTIVE COMPENSATION. Long-term incentives are provided through stock option grants. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Each grant allows the individual to acquire shares of the Company's Common Stock at a fixed price per share over a specified period of time (up to 10 years). Each option generally becomes exercisable in installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period, and then only if the market price of the underlying shares appreciates over the option term.

     The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term and the individual's performance in recent periods. The Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers. There were 140,000 stock options granted to executive officers in fiscal 2003.

     CEO COMPENSATION. In setting the compensation payable to the Company's Chief Executive Officer, the Compensation Committee seeks to achieve two objectives: (i) establish a level of base salary competitive with that paid by companies within the industry which are of comparable size to the Company and by companies outside of the industry with which the Company competes for executive talent, and (ii) make a significant percentage of the total compensation package contingent upon the Company's performance and stock price appreciation, pursuant to the terms of Mr. Hershberg's employment agreement. In fiscal 2003, as part of his compensation, Mr. Hershberg received a $60,000 bonus and a 40,000 share option grant as a long-term stock-based incentive award.

     The base salary established for Mr. Hershberg on the basis of the foregoing criteria was intended to provide a level of stability and certainty each year. Accordingly, this element of compensation was not affected to any significant degree by Company performance factors.

     DIRECTOR OPTION GRANT POLICY. As Plan Administrator of the 1997 Plan, the Compensation Committee may, in its discretion, grant options from time to time to non-employee members of the Board under the Discretionary Option Grant component of the 1997 Plan. The basis for such grants is the Compensation Committee's assessment of each Board member's specific contributions to the Company during the course of the year. The circumstances and amounts of such grants may vary based on the Compensation Committee's assessment.

     COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1.0 million paid to certain of the corporation's executive officers. The limitation applies only to compensation, which is not considered to be performance-based. The non-performance based compensation paid to the Company's executive officers for the 2003 fiscal year did not exceed the $1.0 million limit per officer, nor is it expected that the non-performance based compensation to be paid to the Company's executive officers for fiscal 2004 will exceed that limit. The 1997 Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1.0 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1.0 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1.0 million level.


THE COMPENSATION COMMITTEE


RICHARD E. CARUSO (CHAIRPERSON)
BRIAN T. MALONEY
C. J. WAYLAN

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The information contained in this report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of
Section 18 of the Securities and Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

     The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended June 30, 2003, included in the Company's Annual Report on Form 10-K for that year.

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended June 30, 2003 with the Company's management. The Audit Committee has discussed with Ernst & Young LLP, the Company's independent auditors, matters required to be discussed by Statement on Auditing Standards No. 61 ("Communication with Audit Committees"), as amended, which includes, among other things, matters related to the conduct of the audit of the Company's financial statements.

     The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees", as amended, and the Audit Committee has discussed with Ernst & Young LLP its independence from the Company.

     Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2003 for filing with the Securities and Exchange Commission.


THE AUDIT COMMITTEE


DANIEL S. VAN RIPER (CHAIRPERSON)
RICHARD E. CARUSO
BRIAN T. MALONEY
C. J. WAYLAN

                               PERFORMANCE GRAPH


     Set forth below is a graph comparing the cumulative total stockholder return, assuming dividend reinvestment of $100 invested in the Company's Common Stock on June 30, 1998 through June 30, 2003 with the cumulative total return, assuming dividend reinvestment of $100 invested in the Nasdaq Stock Market (U.S.) Index and a Self-Constructed Peer Group Index. The Peer Group consists of the following companies: Comtech Telecommunications Corp., EMS Technologies, Inc., Radyne ComStream, Inc. and ViaSat, Inc.


                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                         AMONG GLOBECOMM SYSTEMS INC.
                     THE NASDAQ STOCK MARKET (U.S.) INDEX
                                AND A PEER GROUP


                                [GRAPHIC OMITTED]


GLOBECOMM SYSTEMS INC

                                                      Cumulative Total Return
                               ---------------------------------------------------------------------
                                  6/98        6/99        6/00         6/01        6/02        6/03


GLOBECOMM SYSTEMS INC.          100.00      109.72      152.78        74.56       45.44       36.11
NASDAQ STOCK MARKET (U.S.)      100.00      143.67      212.43       115.46       78.65       87.33
PEER GROUP                      100.00       81.79      206.22       159.44       88.28      124.33

                                  PROPOSAL 2
                     RATIFICATION OF INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors appointed Ernst & Young LLP, independent auditors of the Company since November 27, 1996, as auditors of the Company to serve for the fiscal year ending June 30, 2004, subject to the ratification of such appointment by the stockholders at the Annual Meeting. A representative of Ernst & Young LLP will attend the Annual Meeting with the opportunity to make a statement if he or she so desires and will also be available to answer inquiries.


STOCKHOLDER APPROVAL

     The affirmative vote of a majority of the Company's outstanding Common Stock represented and voting at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the fiscal year ending June 30, 2004.


PRINCIPAL ACCOUNTANT FEES AND SERVICES

     The following is a summary of the fees billed to the Company for audit, audit related and non-audit services provided by Ernst & Young LLP provided to the Company for the fiscal years ended June 30, 2003 and June 30, 2002:

FEE CATEGORY                     FISCAL 2003     FISCAL 2002
-----------------------------   -------------   ------------
Audit Fees ..................      $143,000       $143,000
Audit-Related Fees ..........         5,000         83,000
Tax Fees ....................        51,450         66,650
All Other Fees ..............            --             --
                                   --------       --------
Total Fees ..................      $199,450       $292,650
                                   ========       ========

     Audit Fees: Consists of the aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements and review of the interim financial statements included in the Company's quarterly reports on Form 10-Q and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

     Audit-Related Fees: Consists of the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under "Audit Fees." These services include the review of Form S-8 and consultations concerning financial accounting and reporting standards and transactions.

     Tax Fees: Consists of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning.

     All Other Fees: Consists of the aggregate fees billed for products and services other than the services reported above.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

     The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by Ernst and Young LLP. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for audit services a year in advance and any pre-approval for permissible non-audit services is detailed as to the particular service or category of services. Ernst & Young LLP and the Company's management are required to periodically report to the Audit Committee regarding the extent of services provided by Ernst & Young LLP in accordance with this pre-approval, and the fees for the services performed.


RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of October 10, 2003, certain information with respect to the beneficial ownership of shares of Common Stock of: (i) all stockholders known by the Company to be the beneficial owners of more than 5% of its outstanding Common Stock, (ii) each director, nominee for director and Named Executive Officer of the Company and (iii) all current directors and executive officers of the Company as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares.

                                                            NUMBER OF SHARES
                                                             OF COMMON STOCK      PERCENTAGE
                                                              BENEFICIALLY         OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                         OWNED(2)          OUTSTANDING
-------------------------------------------------------   --------------------   ------------
Royce & Associates, Inc.
 1414 Avenue of the Americas, 9th Floor,
 New York, New York 10019-2578 ........................         1,402,600            11.15%
Dimensional Fund Advisors, Inc.
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA 90401-1005 ..........................           633,700             5.04%
David E. Hershberg ....................................           827,766(3)          6.54%
Kenneth A. Miller .....................................           299,881(4)          2.35%
Stephen C. Yablonski ..................................           158,318(5)          1.24%
Andrew C. Melfi .......................................           122,378(6)           *
Paul J. Johnson .......................................            79,875(7)           *
C. J. Waylan ..........................................            71,750(8)           *
Richard E. Caruso .....................................            25,000(9)           *
A. Robert Towbin ......................................            21,590(10)          *
Brian T. Maloney ......................................             5,000(11)          *
Daniel S. Van Riper ...................................             5,000(11)          *
Harry L. Hutcherson, Jr. ..............................                --               --
Patrick Flemming(12) ..................................                --               --
All current directors and executive officers as a group
 (11 persons) .........................................         1,686,502(13)        12.63%

----------
* Represents less than 1%.

(1) Except as otherwise indicated, (i) the stockholders named in the table have sole voting and investment power with respect to all shares beneficially owned by them and (ii) the address of all stockholders listed in the table is: c/o Globecomm Systems Inc., 45 Oser Avenue, Hauppauge, New York 11788.

(2) The number of shares of Common Stock outstanding as of October 10, 2003 was 12,576,263. Amounts shown for each stockholder include (i) all shares of Common Stock owned by each stockholder and (ii) shares of Common Stock underlying options and warrants exercisable within 60 days of October 10, 2003, with the exception of Royce & Associates, Inc. and Dimensional Fund Advisors, Inc., which is based on the latest information publicly available as of June 30, 2003.

(3) Includes 171,000 shares of Common Stock held by Deerhill Associates, a family partnership of which Mr. Hershberg is General Managing Partner. Mr. Hershberg disclaims beneficial ownership of the shares held by Deerhill Associates except to the extent of his proportionate pecuniary interest therein. Includes 72,766 shares of Common Stock issuable upon the exercise of stock options.

(4) Includes 165,031 shares of Common Stock issuable upon the exercise of stock options and warrants.

(5) Consists of 1,485 shares of Common Stock held by certain members of Mr. Yablonski's family of which Mr. Yablonski disclaims beneficial ownership and 154,203 shares of Common Stock issuable upon the exercise of stock options and warrants.

(6) Includes 122,228 shares of Common Stock issuable upon the exercise of stock options.

(7) Includes 79,875 shares of Common Stock issuable upon the exercise of stock options and warrants.

(8) Includes 67,750 shares of Common Stock issuable upon the exercise of stock options.

(9) Includes 25,000 shares of Common Stock issuable upon the exercise of stock options.

(10) Includes 15,000 shares of Common Stock issuable upon the exercise of stock options.

(11) Includes 5,000 shares of Common Stock issuable upon the exercise of stock options.

(12) Employment terminated in January 2003 pursuant to a separation agreement.

(13) See Notes (3) through (11) above.

                              CERTAIN TRANSACTIONS

     From July 1, 2002 through October 10, 2003, the Company granted executive officers and directors of the Company and employees, some of who are immediate family members of the Company's executive officers, options to purchase 862,400 shares of the Company's Common Stock with exercise prices ranging from $3.10 to $5.21 per share.

     In January 2003, the Company entered into a separation agreement and general release whereby the employment relationship with Mr. Flemming was terminated. In accordance with the terms of this agreement, the Company agreed to pay Mr. Flemming severance of $450,000, consisting of a lump sum payment of $250,000 and an additional $200,000 in total to be paid monthly over thirty-six months beginning in July 2003, based on certain conditions defined in the agreement.

     In January 2003, pursuant to a letter agreement, the Company consolidated the then outstanding loan and advances receivable from a former director and executive officer, into a $300,000 promissory note. Under the terms of the letter agreement the Company will forgive the outstanding principal and interest amounts due on the promissory note in five annual installments beginning in January 2004 contingent upon the former executive officer remaining an employee, subject to the terms of the letter agreement.

     In February 2003, Mr. Yablonski repaid the outstanding principal and interest on a $40,000 promissory note to the Company, which fully satisfied the promissory note.

          STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING OF STOCKHOLDERS

     Stockholders of the Company may submit proposals on matters appropriate for stockholder action at meetings of the Company's stockholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. For such proposals to be included in the Company's proxy materials relating to its 2004 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by the Company no later than June 17, 2004. Such proposals should be delivered to the Company in writing to the following address: Globecomm Systems Inc., Attn: Secretary, 45 Oser Avenue, Hauppauge, New York 11788.

                                  OTHER MATTERS

     The Board knows of no matters that are to be presented for action at the Annual Meeting other than those set forth above. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

     Proxies will be solicited by mail and may also be solicited in person or by telephone by some regular employees of the Company. The Company may also consider the engagement of a proxy solicitation firm. Costs of the solicitation will be borne by the Company.

                                        By Order of the Board of Directors
                                        /s/ Paul J. Johnson
                                        Paul J. Johnson
                                        Secretary

Hauppauge, New York
October 14, 2003

                                  APPENDIX A


             GLOBECOMM SYSTEMS INC. AUDIT COMMITTEE CHARTER (7-03)


1. PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the qualifications and performance of the Corporation's independent accountants, the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls; and the Corporation's auditing, accounting and financial reporting processes generally. The Audit Committee's primary duties and responsibilities are to:

(a) Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal controls system;

(b) Select the Corporation's independent accountants and review and assess the scope and results of their audit and any other services;

(c) Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors; and

(d) Prepare a report required by SEC rules to be included in the Company's annual proxy statement.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section 4 of this Charter.


2. COMPOSITION

The Audit Committee shall be comprised of three or more directors, each of whom must be independent according to NASDAQ rules and The Sarbanes-Oxley Act of 2002 (The "S-O Act"). In order to be considered "independent," a director may not accept any consulting, advisory or other compensatory fee from the Corporation or be an affiliate of the Corporation or any of its subsidiaries.

All members of the Committee shall be able to read and understand financial statements, and at least one member of the Committee shall have accounting or related financial management expertise and be a "financial expert" under NASDAQ SEC rules. Members of the Audit Committee shall be appointed annually by the Board and may be replaced or removed by the Board with or without cause.


3. MEETINGS

The Committee shall meet on a regular basis and shall hold special meetings as circumstances require. As part of its job to foster open communication, the Committee should meet at least annually with management, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or its Chair shall meet with the independent accountants and management quarterly to review the Corporation's financial information for that quarter prior to their release and filing of the Corporation's Quarterly Report on Form 10-Q and discuss with the independent accountants the results of the limited review of such information conducted by the independent accountants.

4. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

o    Documents/Reports Review

     (a)  Review and update this Charter at least annually.

     (b) Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants, and including the Corporation's proxy statements and all reports of the Corporation on Form 10-K and Form 10-Q.

     (c) Review the regular internal reports to management and management's response.

     (d) Review all press releases and publicly-distributed information of a financial nature prior to dissemination.

o    Independent Accountants, Financial Events and Reporting Processes

     (e) Be directly responsible for the appointment, compensation and oversight of the work of the independent accountants engaged on any audit, including the resolution of disagreements between management and the accounting firm. The independent accountants shall report directly to the Audit Committee. On an annual basis, the Committee shall obtain a formal written statement from the accountants delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1, and shall review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

     (f) Review the audit scope, staffing, overall audit plan and performance of the independent accountants. Approve any proposed discharge of the independent accountants when circumstances warrant.

     (g) Periodically consult with the independent accountants out of the presence of management about internal controls, financial reporting processes and the completeness and accuracy of the Corporation's financial statements.

     (h) Review and discuss with management and the independent accountants the Corporation's annual audited financial statements including critical accounting policies and practices used by the Corporation, significant financial reporting issues that have arisen in connection with preparing the audited financial statements, prior to filing Form 10-K.

     (i) Pre-approve all audit services and non-audit services not prohibited by the SEC or Public Company Accounting Oversight Board. Pre-approval may be delegated to one or more members of the Committee.

     (j) Consider effect on financial statements of regulatory and any new authoritative accounting initiatives as well as any off-balance sheet transactions.

     (k) Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting including, if appropriate, the effect of alternative generally accepted accounting principles.

     (l) Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

     (m) Review and discuss the independent accountants' required communications brought to the Audit Committee.

     (n) Following completion of the annual audit, review separately with management, and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     (o) Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

o    Procedures for Addressing Complaints and Concerns

     (p) Establish procedures for the receipt, retention and treatment of complaints concerning accounting, internal accounting controls and auditing matters; and the confidential, anonymous submission by employees of the Corporation of concerns regarding accounting or auditing matters.

o    Regular Reports to the Board

     (q) Regularly report to and review with Board any issues that arise with regard to quality and integrity of the Corporation's financial statements, or any other matters pertaining to the Corporation's performance and the Audit Committee's findings. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

o    General

     (r) The Audit Committee has the authority to engage independent counsel, experts in particular areas of accounting and other advisors, as it deems necessary. Further, it may require any officer, employee, independent counsel or independent accountants to attend its meetings or meet with any member of the Committee or any adviser to the Company.

     (s) The Corporation will provide the appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent accountants for the purpose of issuing an audit report and to any advisors engaged by the Audit Committee.


Notwithstanding the responsibilities and powers of the Audit Committee set forth in this charter, it is not intended to carry responsibility for planning or conducting audits of the Corporation's financial statements or determining whether the Corporation's financial statements are complete, accurate and prepared in accordance with GAAP. Such responsibilities are the duty of management and, to the extent of their audit responsibilities, the auditors. In addition, it is not the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations. The Audit Committee shall be entitled to rely upon advice and information it receives in its discussions and communications with management, the independent accountants and such experts, advisors and professionals it may consult.

Adopted by the Board of Directors on August 28th, 2003.

                                 (Form of Proxy)
                             GLOBECOMM SYSTEMS INC.
          PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - November 18, 2003
       (THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY)


The undersigned stockholder of Globecomm Systems Inc. hereby appoints David E. Hershberg and Kenneth A. Miller, and each of them, with full power of substitution, proxies to vote the shares of common stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of Globecomm Systems Inc. to be held at the principal executive offices of Globecomm Systems Inc., 45 Oser Avenue, Hauppauge, New York 11788, on November 18, 2003, at 10:00 a.m. (eastern standard time), or any adjournment thereof.

1.   ELECTION OF DIRECTORS (for terms as described in the Proxy Statement)

     |_| FOR all nominees below           |_| WITHHOLD AUTHORITY
     (except as marked to the contrary)   to vote for all nominees below

     Richard E. Caruso, David E. Hershberg, Harry L. Hutcherson, Jr., Brian T. Maloney, Kenneth A. Miller, A. Robert Towbin, C. J. Waylan and Stephen C. Yablonski

     INSTRUCTION: To withhold authority to vote for an individual nominee, write the nominee's name in the space provided below.

2.   RATIFICATION OF INDEPENDENT AUDITORS

     |_|  FOR                   |_|  AGAINST        |_|  ABSTAIN WITH RESPECT TO

     proposal to ratify the appointment of Ernst & Young LLP, as independent auditors of the Company as described in the Proxy Statement.

     ---------------------------------------------------------------------------

     To transact such other business as may properly come before the annual meeting.

     UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AS DIRECTORS AND FOR PROPOSAL 2.

     Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer.


                       ---------------------------------------------------------
                                       Signature of Stockholder


                       ---------------------------------------------------------
                                            Print name

Dated:_____________________